                                                                     EXHIBIT 4.6
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                         REGISTRATION RIGHTS AGREEMENT

                                     AMONG

                          AMERICA WEST AIRLINES, INC.,

                             AMWEST PARTNERS, L.P.

                                      AND

                         THE OTHER HOLDERS NAMED HEREIN

                      DATED AS OF                  , 1994

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

                               TABLE OF CONTENTS

                                                                                           PAGE
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
   1.  Definitions.......................................................................    2
   2.  Registration under the Securities Act.............................................    6
         2.1  Shelf Registration Statement...............................................    6
         2.2  Demand Registration........................................................    7
         2.3  Piggyback Registration.....................................................    8
         2.4  Trust Indenture Act Qualification; Rating..................................   10
         2.5  Registration Terms and Procedures..........................................   10
         2.6  Underwritten Offerings.....................................................   18
         2.7  Preparation; Reasonable Investigation......................................   19
         2.8  Indemnification............................................................   19
        [2.9  Liquidated Damages.........................................................   23]
   3.  Rule 144 and Rule 144A............................................................   25
   4.  Term..............................................................................   26
   5.  Amendments and Waivers............................................................   26
   6.  Entire Agreement..................................................................   27
   7.  No Third-Party Beneficiary........................................................   27
   8.  Invalid Provisions................................................................   27
   9.  Nominees for Beneficial Owners....................................................   27
  10.  Notices...........................................................................   27
  11.  Assignment........................................................................   29
  12.  Descriptive Headings..............................................................   29
 [13.  Specific Performance..............................................................   28]
  14.  Governing Law.....................................................................   29
  15.  Registration Rights to Others.....................................................   29
  16.  Attorney's Fees...................................................................   30
  17.  Limitation of Liability...........................................................   30
  18.  Termination of Certain Rights.....................................................   30
  19.  Counterparts......................................................................   30

SCHEDULES

SCHEDULE 1 -- ADDITIONAL NOTICES

                                       ii
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                         REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of             , 1994 among AMERICA
WEST AIRLINES, INC., a Delaware corporation (including its successor, as reorganized pursuant to Chapter 11, Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), the "Company"), AMWEST PARTNERS, L.P., a Texas limited partnership ("Investor"), and the funds or accounts managed or advised by Fidelity Management Trust Company or its affiliates listed on the signature pages hereto (each, a "Fidelity Fund" and collectively, "Fidelity").

                             W I T N E S S E T H :

     WHEREAS, the Company is a Debtor and Debtor-in-Possession in the case (the "Chapter 11 Case") filed in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court"), entitled "In re America West Airlines, Inc., Debtor," Chapter 11 Case No. 91-07505-PHX-RGM, under the Bankruptcy Code;

     WHEREAS, the Company and Investor have entered into that certain Third Revised Investment Agreement dated as of April 21, 1994 (as it may be further amended, modified or supplemented from time to time, the "Investment Agreement") and the Company and Fidelity have entered into a Note Purchase Agreement dated
as of             , 1994 (as amended, modified or supplemented from time to
time, the "Note Purchase Agreement"), which agreements among other things provide for the purchase of the Securities (as defined in the Investment Agreement) in connection with and as part of the transactions to be consummated pursuant to the confirmation of a Plan of Reorganization (as amended, modified or supplemented from time to time) of the Company in the Chapter 11 Case (the "Plan of Reorganization");

     WHEREAS, as a condition to Investor's obligations to consummate the transactions contemplated by the Investment Agreement, the Company has agreed to file a shelf registration statement with respect to the Securities issued or issuable to Investor, Fidelity and their respective Affiliates [and such shelf registration shall have been declared effective on or prior to the Effective Date];

     WHEREAS, by Order dated             , 1994, the Bankruptcy Court confirmed
the Plan of Reorganization; and

     WHEREAS, the Investment Agreement, the Note Purchase Agreement and the Plan of Reorganization contemplate that the Company, Investor, and Fidelity will enter into certain agreements, including, without limitation, this Registration Rights Agreement;

     NOW THEREFORE, the parties hereby agree as follows:

     1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement. In addition, the following terms, as used herein, have the following meanings (all terms defined herein in the singular to have the correlative meanings when used in the plural and vice versa):

     "Agreement" means this Registration Rights Agreement, as the same shall be amended, modified or supplemented from time to time.

     "Chapter 11 Case" has the meaning ascribed to it in the preamble.

     "Demand Registration" means any registration of Registrable Securities under the Securities Act effected in accordance with Section 2.2.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     "Fidelity Funds" has the meaning ascribed to it in the preamble.

     "Holders" means the holders of record of Registrable Securities.

     "Indemnified Party" has the meaning ascribed to it in Section 2.9(a).

     "Indenture" means that certain Indenture between the Company and
            , as Trustee, dated as of             , 1994 and relating to
$          principal amount of the Notes.

     "Loss" has the meaning ascribed to it in Section 2.9(a).

     "Material Adverse Change" means (i) any general suspension of trading in, or limitation on, prices for securities on any national securities exchange or in the over-the-counter market in the United States of America, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America, (iii) the commencement of a war, armed hostilities or other international or national calamity involving the United States of America, (iv) any limitation (whether or not mandatory) by any governmental authority on, or any other event which is reasonably likely to significantly affect the extension of credit by banks or other financial institutions, (v) any material adverse change in the Company's business,
condition (financial or otherwise) or prospects or (vi) a    % or more decline
in the Dow Jones Industrial average or the Standard and Poor's Index of 400 Industrial Companies, in each case from the date a Notice of Demand is made.

     "Notes" has the meaning ascribed to it in the Note Purchase Agreement.

     "Notice of Demand" means a request by Investor or any Fidelity Fund, as the case may be, pursuant to Section 2.2 that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by it and its Affiliates and, at its option, any direct or indirect transferee of Registrable Securities held by it, and any other Holder that requests to have its Registrable Securities included in such registration pursuant to Section 2.2(c). A Notice of Demand shall specify (i) the type and amount of Registrable Securities proposed to be registered, (ii) the intended method or methods and plan of disposition thereof and (iii) whether or not such requested registration is to be an underwritten offering.

     "Participating Holders" means, with respect to any registration of Registrable Securities by the Company pursuant to this Agreement, the Requesting Holder and any other Holders that are entitled to participate in, and are participating in or seeking to participate in, such registration.

     "Piggyback Registration" means any registration of Registrable Equity Securities under the Securities Act effected in accordance with Section 2.3.

     "Piggyback Registration Notice" has the meaning ascribed to it in Section 2.3(a).

     "Registrable Debt Securities" means the Notes sold to any Fidelity Fund or any of their respective assignees or Affiliates pursuant to the Note Purchase Agreement or subsequently acquired by any transferee (direct or indirect) of such Persons. As to any particular Registrable Debt Securities, once issued such securities shall cease to be Registrable Debt Securities when (a) such securities shall have been distributed pursuant to the Plan of Reorganization without registration or qualification under the Securities Act or any similar state law then in force pursuant to Section 1145 of the Bankruptcy Code, (b) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (c) such securities shall have been distributed in accordance with Rule 144 or (d) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force.

     "Registrable Equity Securities" means the equity securities acquired by Investor, any Fidelity Fund or any of their respective assignees or Affiliates pursuant to the Plan or subsequently acquired by any transferee (direct or indirect) of such Persons, including, without limitation, (a) any shares of Class A Common or Class B Common issued or issuable on the Effective Date, (b) any Warrant, (c) any shares of Class B Common issued or issuable upon the exercise of the Warrants and (d) any securities issued or issuable with respect to any such Class A Common, Class B Common or Warrants by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Equity Securities, once issued such securities shall cease to be Registrable Equity Securities when (i) such securities shall have been distributed pursuant to the Plan of

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

Reorganization without registration or qualification under the Securities Act or any similar state law then in force pursuant to Section 1145 of the Bankruptcy Code, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (iii) such securities shall have been distributed in accordance with Rule 144 or (iv) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered in exchange therefor by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force.

     "Registrable Securities" means the Registrable Debt Securities and the Registrable Equity Securities.

     "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation,
(a) all registration, filing, securities exchange listing, rating agency and National Association of Securities Dealers fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of any jurisdiction, (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) the fees and disbursements incurred by the Holders of the Registrable Securities being registered (including, without limitation, the fees and disbursements for one counsel or firm of counsel selected by the Requisite Holders of Registrable Debt Securities and Registrable Equity Securities), (f) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered to the extent the Company elects to obtain such insurance, (g) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered) and (h) fees and expenses of other Persons retained or employed by the Company.

     "Requesting Holder" means the party providing a Notice of Demand to the Company pursuant to Section 2.2(a).

     "Requisite Holders" means, (a) with respect to any Registrable Equity Securities, any Holder or Holders of a majority in interest of the Registrable Equity Securities included or to be included in such registration and (b) with respect to any Registrable Debt Securities, any Holder or Holders of a majority of the aggregate principal amount of the Registrable Debt Securities included or to be included in such registration.

     "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act, and any successor provision thereto.

     "Rule 144A" means Rule 144A promulgated by the SEC under the Securities Act, and any successor provision thereto.

     "SEC" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     "Shelf Period" has the meaning ascribed to it in Section 2.1(b).

     "Shelf Registration Statement" has the meaning ascribed to it in Section
2.1.

     "Successor" means, with respect to any Person, a successor to such Person by merger, consolidation, liquidation or other similar transaction.

     "Suspension Notice" has the meaning ascribed to it in Section 2.5(h).

          "Suspension Period" has the meaning ascribed to it in Section 2.5(h).

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

          "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec. 77aaa-77bbbb), as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     2. Registration under the Securities Act.

        2.1 Shelf Registration Statement.

          (a) Filing of Shelf Registration Statement. If, as of the Effective Date, (i) the Company shall not have filed, or the SEC shall not have declared (or there shall not remain) effective, a shelf registration statement covering all of the Registrable Securities (the "Shelf Registration Statement") or (ii) the securities covered under the Shelf Registration Statement shall not qualify under all blue sky or other securities laws, the Company shall, as appropriate, promptly file a Shelf Registration Statement with the SEC and use [commercially reasonable] [its best] efforts to cause a Shelf Registration Statement to be declared effective as soon as practicable and to qualify such securities under all blue sky and other securities laws as soon as practicable.

          (b) Continuous Effectiveness of Shelf Registration Statement. Once the Shelf Registration Statement has been filed and declared effective, the Company shall use [commercially reasonable] [its best] efforts to cause the Shelf Registration Statement to remain continuously effective until the earlier of (i) the third (3rd) anniversary of the Effective Date and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold, but in no event prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder (the "Shelf Period"); provided, however, that (x) the Company may (no more than twice during any twelve
     (12) month period and for a period not to exceed forty-five (45) days) suspend use of the Shelf Registration Statement at any time if the continued effectiveness thereof would require the Company to disclose a material transaction, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders and (y) the Company may suspend use of the Shelf Registration Statement during any period (not to exceed forty-five
     (45) days) if each of the Company, Investor and each Fidelity Fund agrees in writing to such suspension for such period.

          (c) Underwritten Offering. If Investor and Fidelity so elect, the offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an underwritten offering, with such book-running managing underwriter or underwriters as they shall jointly select with the approval of the Company, such approval not to be unreasonably withheld.

        2.2 Demand Registration.

          (a) Registration on Request. Except as provided in subsection (b) below,

             (i) at any time after the Shelf Period, Investor may provide the Company with a Notice of Demand[; and

             (ii) if at any time during the Shelf Period the Shelf Registration Statement is not effective for any reason (other than under the circumstances and during the periods permitted by the proviso to Section 2.1(b)), each of Investor and Fidelity may, at any time and from time to time, provide the Company with up to two (2) additional Notices of Demand.]

     Upon receipt of a Notice of Demand, the Company shall use [commercially reasonable] [its best] efforts to effect at the earliest practicable date the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register (whether pursuant to the Notice of Demand or pursuant to Section 2.2(c)), for disposition in accordance with the intended method or methods of disposition specified in the Notice of Demand or such other notice.

          (b) Limitations on Demand Registration. The Company shall not be obligated to take any action to effect any registration pursuant to this
     Section 2.2: (i) after the Company has, in accordance with the provisions of Section 2.5(c), effected [(A) one (1) registration of Registrable Securities with respect to

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

     a registration requested pursuant to Section 2.2(a)(i) and (B) four (4) registrations of Registrable Securities with respect to a registration requested pursuant to Section 2.2(a)(ii); (ii) during any period (occurring no more than twice during any twelve (12) month period and not to exceed forty-five (45) days) in which such registration would require the Company to disclose a material transaction, which disclosure the Board of Directors of the Company shall have determined in good faith is not in the best interests of the Company and its stockholders; or (iii) during any period (not to exceed forty-five (45) days) if each of the Company, Investor and each Fidelity Fund agrees in writing to suspend such registration for such period.

          (c) Notice to certain non-Requesting Holders. Upon receipt of any Notice of Demand from a Requesting Holder, the Company will give prompt
     (but in any event within           (     ) days after such receipt) notice
     to all Holders of Registrable Securities of such Notice of Demand and of such Holders' rights under this Section 2.2. Upon the request of any such
     Holder made within           (     ) days after the receipt by such Holder
     of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof), the Company will use [commercially reasonable] [its best] efforts to effect the registration of all Registrable Securities which the Company has been so requested to register pursuant to the Notice of Demand.

          (d) Priority in Demand Registrations. If (i) a registration pursuant to this Section 2.2(c) involves an underwritten offering of the securities being registered to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Requesting Holder by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Requesting Holder, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, such Registrable Securities requested to be included in such registration by the Requesting Holder, its Affiliates and any direct or indirect transferees of its Registrable Securities pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such parties; and second, such Registrable Securities requested to be included in such registration by all other Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders.

        2.3 Piggyback Registration.

          (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form then in effect and other than pursuant to Section 2.1 or 2.2) in a form and in a manner that would permit registration of the Registrable Equity Securities, whether or not for sale for its own account, it will give prompt (but in no event less than [thirty (30)] days prior to the proposed date of filing the registration statement relating to such registration) notice to all Holders of Registrable Equity Securities of the Company's intention to do so and of such Holders' rights under this Section
     2.3. Upon the request of any such Holder made within [twenty (20)] days after the receipt by such Holder of any such notice (which request shall specify the Registrable Equity Securities intended to be disposed of by such Holder and the intended method or methods of disposition thereof) (the "Piggyback Registration Notice"), the Company will use [commercially reasonable] [its best] efforts to effect the registration under the Securities Act of all Registrable Equity Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Equity Securities so to be registered, provided that if, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any

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

     Registrable Equity Securities in connection with such registration (but not from its obligation to pay all Registration Expenses in connection therewith as provided in Section 2.5(b)), without prejudice, however, to the right of Investor to request that such registration be effected as a registration under Section 2.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Equity Securities for the same period as the delay in registering such other equity securities. No registration effected under this Section 2.3 shall be deemed to have been effected pursuant to Section 2.1 or 2.2 or shall relieve the Company of its obligation to effect any registration under such Sections.

          (b) Priority in Piggyback Registrations. If (i) a registration pursuant to this Section 2.3 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holders requesting such registration by letter of its belief that the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Company, then the Company will include in such registration such amount of securities which the Company is so advised can be sold in (or during the time of) such offering as follows: first, all securities proposed by the Company to be sold for its own account; second, such Registrable Equity Securities requested to be included in such registration by Investor, any Fidelity Fund or any of their respective Affiliates pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such parties; third, such Registrable Equity Securities requested to be included in such registration by all other Holders pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included by such Holders; and fourth, all other securities of the Company requested to be included in such registration pro rata on the basis of the amount of such securities so proposed to be sold and so requested to be included.

          2.4 Trust Indenture Act Qualification; Rating. At or prior to the date the SEC declares the Shelf Registration Statement to be effective, the Company shall qualify the Indenture under the Trust Indenture Act, and shall use [commercially reasonable] [its best] efforts to effect such registration to permit the sale of the Notes thereunder in accordance with the intended method or methods of disposition thereof. If notified by a nationally recognized rating agency that the Notes are being rated, the Company shall cooperate in providing information and making a presentation to such agency in connection therewith.

        2.5 Registration Terms and Procedures.

          (a) Registration Statement Form. Registrations under Section 2.2 shall be on such appropriate registration forms of the SEC (i) as shall be acceptable to the Requesting Holder (such acceptance not to be unreasonably withheld) and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition. The Company agrees to include in any such registration statement all information that any Participating Holder shall reasonably request (to the extent such information relates to such Participating Holder).

          (b) Registration Expenses. Subject to Section 2.5(f), the Company will pay all Registration Expenses incurred in connection with a registration to be effected (whether or not effected or deemed effected pursuant to subsection (c) below) pursuant to Sections 2.1, 2.2 or 2.3.

          (c) Effectiveness of Demand Registration. A registration will not be deemed to have been effected under Section 2.2 unless the registration statement with respect thereto has been declared effective by the SEC [and remains effective for [nine (9)] months]; provided, however, that if (i) after such registration statement has been declared effective, the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (for reasons other than a misrepresentation or omission by the Requesting Holder or any Participating Holder) or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration have not been satisfied (for reasons other than a wrongful or bad faith act, omission or misrepresentation by the

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

     Requesting Holder or any Participating Holder), such registration statement will be deemed not to have become effective. If a registration pursuant to
     Section 2.2 is deemed not to have been effected hereunder, then the Company shall continue to be obligated to effect a registration pursuant to such Section.

          (d) Selection of Underwriter. If, in connection with a registration effected pursuant to Section 2.2, the Requesting Holder so elects, the offering of Registrable Securities pursuant to such Section shall be in the form of an underwritten offering. If the Requesting Holder so elects, it shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld.

          (e) Registration of Securities. Participating Holders may seek to register different types of Registrable Securities and/or different classes of the same type of Registrable Securities simultaneously and the Company shall use its, and in the case of an underwritten offering, shall cause the managing underwriter or underwriters to use [commercially reasonable] [its best] efforts to effect such registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

          (f) Withdrawal. Any Holder participating in a registration pursuant to this Agreement shall be permitted to withdraw all or part of its Registrable Securities from such registration at any time prior to the effective date of the registration statement covering such securities; provided that, in the event of a withdrawal from a registration effected pursuant to Section 2.2, such registration shall be deemed to have been effected for purposes of Section 2.5(c) unless (i) the Requesting Holder and any Participating Holders shall have paid or reimbursed the Company for the reasonable fees and expenses paid by the Company hereunder to the extent such fees and expenses would customarily have been paid by sellers in connection with a registration of similar securities or (ii) the Requesting Holder elects to terminate such registration due to the occurrence of a Material Adverse Change; provided, however, that only one such withdrawal shall be permitted pursuant to this clause (ii).

          (g) Registration Procedures. In connection with the Company's obligations to register Registrable Securities pursuant to this Agreement, the Company will use [commercially reasonable] [its best] efforts to effect such registration so as to permit the sale of any Registrable Securities included in such registration in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

             (i) prepare and (as soon thereafter as possible) file with the SEC the requisite registration statement containing all information required thereby to effect such registration and thereafter use [commercially reasonable] [its best] efforts to cause such registration statement to become and remain effective in accordance with the terms of this Agreement, provided that as far in advance as practicable before filing such registration statement or any amendment, supplement or exhibit thereto (but, with respect to the filing of such registration statement, in no event later than ten (10) days prior to such filing), the Company will furnish to the Participating Holders or their counsel copies of reasonably complete drafts of all such documents proposed to be filed (excluding exhibits, which shall be made available upon request by any Participating Holder), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement, amendment, supplement or exhibit;

             (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith (A) as reasonably requested by any Participating Holder to which such registration statement relates (but only to the extent such request relates to information with respect to such Holder) and (B) as may be necessary to keep such registration statement effective for the period referred to in Section 2.1(b) in the case of a Shelf Registration Statement or [nine (9) months] in the case of a registration effected pursuant to Section 2.2 or 2.3 (or such shorter period as shall be necessary to complete the distribution of the securities covered thereby, but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), and comply with the provisions of the

          Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such registration statement;

             (iii) furnish to each Holder covered by, and each underwriter or agent participating in the disposition of securities under, such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act relating to such Holder's Registrable Securities, in conformity with the requirements of the Securities Act, and such other documents as such Holder, underwriter or agent may reasonably request to facilitate the disposition of such Registrable Securities;

             (iv) use [commercially reasonable] [its best] efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under (A) with respect to the Shelf Registration Statement, all blue sky and other securities laws and (B) with respect to a registration effected pursuant to Section 2.2, all applicable blue sky and other securities laws, and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction [or (c) consent to general service of process in any jurisdiction];

             (v) use [commercially reasonable] [its best] efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities applicable to the Company as may be reasonably necessary to enable the seller or sellers thereof (or underwriter or agent, if any) to consummate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in such registration statement;

             (vi) furnish to each Holder of at least   percent (   %) in
        interest of Registrable Equity Securities or at least   percent (   %)
        in aggregate principal amount of Registrable Debt Securities covered by such registration statement a signed counterpart, addressed to such Holder (and underwriter or agent, if any) of:

                (A) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and

                (B) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, in each case, reasonably satisfactory in form and substance to such Holder (and underwriter or agent and their respective counsel) and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriter or agent in underwritten public offerings of securities;

             (vii) promptly notify each Holder and any underwriter or agent participating in the disposition of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to the Company as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and furnish to such Holder (or underwriter or agent, if any) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

             (viii) otherwise use [commercially reasonable] [its best] efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen (15) months) after the effective date of the registration statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each Holder covered by such registration statement or any participating underwriter or agent at least five (5) business days prior to the filing a copy of any amendment or supplement to such registration statement or prospectus;

             (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

             (x) use [commercially reasonable] [its best] efforts to (A) list, on or prior to the effective date of such registration statement, all Registrable Equity Securities covered by such registration statement on any securities exchange on which any of the Registrable Equity Securities is then listed, if any or (B) have authorized for quotation and/or listing, as applicable, on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") of the National Market System of NASDAQ if the Registrable Equity Securities so qualify;

             (xi) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers;

             (xii) use [commercially reasonable] [its best] efforts to prevent the issuance by the SEC or any other governmental agency or court of a stop order, injunction or other order suspending the effectiveness of such registration statement and, if such an order is issued, use [commercially reasonable] [its best] efforts to cause such order to be lifted as promptly as practicable;

             [(xiii) enter into such agreements and take such other actions as the Requisite Holders of such Registrable Securities shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;]

             (xiv) promptly notify each seller and the underwriter or agent, if any:

                (A) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                (B) of any written comments from the SEC with respect to any filing referred to in clause (A) and of any written request by the SEC for amendments or supplements to such registration statement or prospectus;

                (C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to, or of the issuance by the SEC of, any stop order suspending the effectiveness of such registration statement; and

                (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

             (xv) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends, other than as required by applicable law, the Investment Agreement or the Note Purchase Agreement) representing securities sold under a registration statement hereunder, and enable such securities to be in such denominations and registered in such names as such seller, underwriter or agent may request and keep available and make available to the Company's transfer agent, prior to the effectiveness of such registration statement, an adequate supply of such certificates;

             (xvi) not later than the effective date of such registration statement, provide a CUSIP number for all Registrable Securities covered by a registration statement hereunder;

             (xvii) incorporate in the registration statement or any amendment, supplement or post-effective amendment thereto such information as each Holder, the underwriter or agent (if any) or their respective counsel may reasonably request to be included therein with respect to any Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and any other terms of the offering of such Registrable Securities;

             (xviii) during any period when a prospectus is required to be delivered under the Securities Act, make periodic filings with the SEC pursuant to and containing the information required by the Exchange Act (whether or not the Company is required to make such filings pursuant to such Act);

             (xix) in connection with an underwritten offering, participate, to the extent reasonably requested by the Requisite Holders or the managing underwriter for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

          (h) Agreements of Certain Holders. (i) Each Holder of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended plan of distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration. If any registration statement refers to Investor, any Fidelity Fund or any of their respective Affiliates by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require [(A) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (B)] in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal or state blue sky statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

          (ii) Each Holder of Registrable Securities as to which any registration is being effected agrees, by acquisition of such Registrable Securities, that upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in clause
     (vii) of Section 2.5(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (vii) of Section 2.5(g)[; provided, however, that in no event shall the period (the "Suspension Period") from the date on which such Holder receives a Suspension Notice to and including the date on which such Holder receives copies of the supplemented or amended prospectus contemplated by clause (vii) of Section 2.5(g) exceed twenty (20) days]. The Company shall [use commercially reasonable efforts to] take such actions as are necessary to end the Suspension Period as promptly as practicable. In the event the Company shall give any such notice, the period referred to in clause (ii) of Section 2.5(g) shall be extended by a number of days equal to the number of days of the Suspension Period.

     2.6 Underwritten Offerings.

          (a) Underwritten Offerings in Connection with a Shelf or a Demand Registration. If requested by the underwriters for any underwritten offering in connection with a registration pursuant to Section 2.1 or 2.2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement (i) to be satisfactory in substance and form to the Company and to each of Investor and each Fidelity Fund (so long as it or any of its Affiliates holds Registrable Securities to be included in such registration) and (ii) to contain such representations and warranties by the Company and such Holders (subject to the last sentence of this Section 2.6(a)) and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section
     2.8. Each of Investor and each Fidelity Fund (so long as it or any of its Affiliates holds Registrable Securities to be included in such registration) shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to its obligations thereunder. [No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder's Registrable Securities and such Holder's intended method of distribution and any other representation required by law.]

          (b) Underwritten Offerings in Connection with Piggyback
     Registrations. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Section 2.3 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Holder and subject to Section 2.3(b), arrange for such underwriters to include all of the Registrable Equity Securities to be offered and sold by such Holder or Holders among the securities to be distributed by such underwriters. The Holders of Registrable Equity Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, provided that such agreement is reasonably satisfactory in substance and form to the Requisite Holders, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders thereunder. Any such Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Equity Securities and such Holder's intended method of distribution and any other representation required by law.

     2.7 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities to be registered under such registration statement, their underwriters or agents, if any, and their respective counsel and accountants reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     2.8 Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder participating in an offering hereunder, its directors, officers, shareholders, employees, investment advisers, agents and Affiliates, either direct or indirect (and such Affiliates', directors, officers, shareholders, employees, investment advisers and agents), and each other Person, if any, who controls such Persons within the meaning of the Securities Act (each such Person, an "Indemnified Party"), from and against any losses, claims, damages, liabilities or expenses, joint or several (each a "Loss" and collectively, "Losses"), to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending against any such Loss, action or proceeding; provided that in any such case the Company shall not be liable to any particular Indemnified Party to the extent that such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Indemnified Party specifically for inclusion therein; and provided, further, that the Company shall not be liable in any such case to the extent it is finally determined by a court of competent jurisdiction that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made

             (i) in any such preliminary prospectus, if (A) it was the responsibility of such Indemnified Party to provide the Person asserting such Loss with a current copy of the prospectus and such Indemnified Party failed to deliver or cause to be delivered a copy of the prospectus to such Person after the Company had furnished such Indemnified Party with a sufficient number of copies of the same prior to the sale of Registrable Securities to the Person asserting such Loss and (B) the prospectus corrected such untrue statement or omission; or

             (ii) in such prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such prospectus and such amendment or supplement has been delivered to the Indemnified Party prior to the sale of Registrable Securities to the Person asserting such Loss and the Indemnified Party thereafter fails to deliver the prospectus as so amended or supplemented prior to or concurrently with such sale after the Company had furnished such Indemnified Party with a sufficient number of copies of the same [and informed the Indemnified Party of the necessity to deliver such amendment or supplement to purchasers of securities].

     Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of such securities by such Indemnified Party. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities hereunder, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Securities Act to the same extent as provided above with respect to Indemnified Parties.

          (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3 and as a condition to indemnifying such sellers pursuant to this Section 2.8, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) the Company, each director, officer, employee and agent of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act, from and against any Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act (including all documents incorporated therein by reference), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission from such registration statement, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto required to be stated therein or necessary to make the statements therein not misleading, if (but only if) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such prospective seller specifically for inclusion therein; provided, however, that such prospective seller shall not be obligated to provide such indemnity to the extent that such Losses result, directly or indirectly, from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement, prospectus, amendment or supplement based on corrected or supplemental information provided in writing by such prospective seller to the Company expressly for such purpose; and provided further, that the obligation to provide indemnification pursuant to this Section 2.8(b) shall be several, and not joint and several, among such indemnifying parties. Notwithstanding anything in this Section 2.8(b) to the contrary, in no event shall the liability of any prospective seller under such indemnity be greater in amount than the amount of the proceeds received by such seller upon the sale of its Registrable Securities in the offering to which the Losses relate. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent or participating or controlling Person and shall survive the transfer of such securities by such prospective seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in paragraph (a) or (b) of this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof [(such assumption to constitute its acknowledgement of its agreement to indemnify the indemnified party with respect to such matters)], jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal fees or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, such indemnified party shall be entitled to separate counsel at the expense of the indemnifying party; and provided, further, that[, unless there exists a conflict of interest among indemnified parties,] all indemnified parties in respect of such claim shall be entitled to only one counsel or firm of counsel for all such indemnified parties. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect of such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for such indemnified party or parties. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all Losses in respect of such claim or litigation or (ii) would impose injunctive relief on such indemnified party. No indemnifying party shall be subject to any Losses for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (d) Other Indemnification. The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

          (e) Indemnification Payments.  The indemnification required by this
     Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as and when bills are received or Losses are incurred.

          (f) Contribution. If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 2.8, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this Section 2.8(f) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(f) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     [2.9 Liquidated Damages.

          (a) If the Company shall not have filed, or the SEC shall not have declared effective, a Shelf Registration Statement as of the Effective Date, the Company shall pay liquidated damages to each Holder covered or to be covered by such registration statement in an amount equal to (i) in the case of Registrable Debt Securities, $.10 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or, in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (b) If the late filing or late declaration of effectiveness referred to in clause (a) above shall not have been cured within ninety (90) days after the Effective Date, the daily liquidated damages set forth in clause
     (a) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.15 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (c) If the late filing or late declaration of effectiveness referred to in clause (a) above shall not have been cured within one hundred and eighty (180) days after the Effective Date, the daily liquidated damages set forth in clause (a) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.20 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (d) If a stop order is imposed or if for any other reason the effectiveness of the Shelf Registration Statement is suspended during the period specified in the first sentence of Section 2.1(b), the Company shall pay liquidated damages to each Holder covered or to be covered by such registration statement in an amount equal to (i) in the case of Registrable Debt Securities, $.10 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (e) If the stop order or other suspension of effectiveness of the Shelf Registration Statement referred to in clause (d) above shall not have been cured within ninety (90) days after such stop order was imposed or the effectiveness of the Shelf Registration Statement was otherwise suspended, the daily liquidated damages set forth in clause (d) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.15 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (f) If the stop order or other suspension of effectiveness of the Shelf Registration Statement referred to in clause (d) above shall not have been cured within one hundred and eighty (180) days after such stop order was imposed or the effectiveness of the Shelf Registration Statement was otherwise suspended, the daily liquidated damages set forth in clause (d) above shall increase by an amount equal to (i) in the case of Registrable Debt Securities, $.20 per $1,000 outstanding principal amount of such Registrable Debt Securities and (ii) in the case of Registrable Equity Securities, $. per share (or in the case of any Warrant, $. per share based on the number of shares issuable upon exercise of the Warrant) for each week specified in subsection (g) below.

          (g) The liquidated damages payable to any Holder set forth in this
     Section 2.9 shall begin accruing on the date on which the event triggering such liquidated damages occurs and shall cease to accrue (i) with respect to clauses (a) through (c) above, on the earlier of the date after the SEC declares the Shelf Registration Statement to be effective and the date after the SEC declares effective a registration statement effected pursuant to Section 2.2 covering such Holder's Registrable Securities and (ii) with respect to clauses (d) through (f) above, on the date after reinstatement of the effectiveness of the Shelf Registration Statement. The Company will pay the liquidated damages due with respect to any Registrable Securities at the end of each month during which such damages accrue. Liquidated damages shall be paid to the Holders entitled to receive such liquidated damages by wire transfer in immediately available funds to the accounts designated by such Holders.

          (h) The parties hereto agree that (i) the liquidated damages provided for in this Section 2.9 constitute a reasonable estimate of the damages that will be suffered by each Holder covered or to be covered by the Shelf Registration Statement by reason of the failure of the Shelf Registration Statement to be filed, to be declared effective and to remain effective in accordance with this Agreement and (ii) such liquidated damages shall be the sole remedy of each such Holder with respect to the matters set forth in this Section 2.9.]

     3. Rule 144 and Rule 144A. (a) The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as Investor and/or any Fidelity Fund may reasonably request, all to the extent required from time to time to enable Investor and/or such Fidelity Fund to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, (ii) Rule 144A or (iii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Investor and/or any Fidelity Fund, the Company will deliver to Investor and/or such Fidelity Fund a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of Investor and/or such Fidelity Fund, deliver to Investor and/or such Fidelity Fund a certificate, signed by the Company's principal financial officer, stating (A) the Company's name, address and telephone number (including area code), (B) the Company's Internal Revenue Service identification number, (C) the

Company's SEC file number, (D) the amount of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (E) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

          (b) If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the request of Investor and/or any Fidelity Fund, (i) make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 and (ii) deliver the information required by Section (d) of Rule 144A (such information to be "reasonably current" within the meaning of Section
     (d)(4)(ii) of Rule 144A).

     4. Term. This Agreement shall enter into force on the date hereof and shall continue in full force and effect until the [sixth (6th)] [twelfth (12th)] anniversary of the date hereof.

     5. Amendments and Waivers. This Agreement may be amended, supplemented or modified at any time; provided that (i) each of Investor and each Fidelity Fund (so long as it or any of its Affiliates holds Registrable Securities), (ii) each
Holder of at least      percent (     %) in interest of Registrable Equity
Securities and      percent (     %) in aggregate principal amount of
Registrable Debt Securities then outstanding and (iii) the Company has provided its written consent to such amendment, supplement or modification. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

     6. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including, without limitation, Section 11 of the Investment Agreement) and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     7. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party, their respective Successors or permitted assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than (i) any Affiliate of Investor or Fidelity, (ii) any transferee, direct or indirect, of any of the Registrable Securities held by Investor or Fidelity or (iii) any other Person entitled to notice of the registration of Registrable Securities under Sections 2.2(c) or 2.3(a), to indemnity under Section 2.8 [or to liquidated damages under Section 2.9].

     8. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of request or other action by any Holder or Holders pursuant to this Agreement or any determination of any amount of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities. For purposes of this Agreement, "beneficial ownership" and "beneficial owner" refer to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

     10. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to the Company, to:

         America West Airlines, Inc.
         4000 East Sky Harbor Boulevard
         Phoenix, Arizona 85034
         Attention: William A. Franke and Martin J. Whalen
         Fax No.: (602) 693-5904

         If to Investor, to:

         AmWest Partners, L.P.
         201 Main Street, Suite 2420
         Fort Worth, Texas 76102
         Attention: James G. Coulter
         Fax No.: (817) 871-4010

         If to Fidelity, to:

         Fidelity Management Trust Company
         82 Devonshire Street, MS F7E
         Boston, Massachusetts 02109
         Attention: Daniel S. Harmetz
         Fax No.: (617) 227-2536

         and to:

         Fidelity Management Trust Company
         82 Devonshire Street, MS F7D
         Boston, Massachusetts 02109
         Attention: Wendy Schnipper-Clayton, Esq.
         Fax No.: (617) 570-7688

         with a copy to:

         Goodwin, Procter & Hoar
         Exchange Place
         Boston, Massachusetts 02109-2881
         Attention: Laura Hodges Taylor
         Fax No.: (617) 523-1231

     With respect to any other holder of Registrable Securities entitled to receive notice, requests or other communications hereunder, such notices, requests and other communications shall be sent to the addresses and telecopy numbers set forth in SCHEDULE 1 hereto (as it may be amended, modified or supplemented from time to time). All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10). Any Person from time to time may change its address, facsimile number or other information for the purpose of notices to that Person by giving notice in accordance with this Section 10 specifying such change to the Company and the Investor.

     11. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective Successors (including, in the case of the Company, the Company as reorganized pursuant to the Plan of Reorganization) and permitted assigns. In addition, each of Investor and Fidelity may assign [(by written instrument)] any of its rights hereunder (in whole or in part) to one or more Affiliates or to one or more direct or indirect transferees of its Registrable Securities.

     12. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience of reference only and do not define or limit the provisions hereof or otherwise affect the meaning hereof.

     [13. Specific Performance. [Except with respect to the matters set forth in Section 2.9], the parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and (iii) any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief is hereby waived.]

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. Registration Rights to Others. [The Company shall not provide to any other holder of its securities rights with respect to the registration of such securities under the Securities Act without the prior written consent of Investor and each Fidelity Fund (so long as they or their Affiliates hold Registrable Securities).] The Company represents and warrants that, other than as provided herein, it has not granted to any other Person rights with respect to the registration of any Registrable Securities or any other securities issued or to be issued by it.

     16. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     17. Limitation of Liability. Each party to this Agreement acknowledges and agrees that (i) this Agreement is not executed on behalf of or binding upon any of the trustees, officers, directors, partners or shareholders of any Fidelity Fund individually, but is binding only upon the assets and property of each Fidelity Fund and (ii) the obligations of each Fidelity Fund hereunder are several and not joint. With respect to the obligations of any Fidelity Fund arising out of this Agreement, each party to this Agreement shall look for payment or satisfaction of any claim solely to the assets and property of such Fidelity Fund.

     18. Termination of Certain Rights. The rights and obligations hereunder of each of Investor and each Fidelity Fund shall terminate with respect to such party at such time when neither it nor any of its respective Affiliates holds Registrable Securities, provided that the provisions of Section 2.8 shall survive termination of this Agreement.

     19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          AMERICA WEST AIRLINES, INC.

                                          By:__________________________________

                                          Name:
                                          Title:

                                          AMWEST PARTNERS, L.P.
                                          By [AmWest GenPar Inc.]
                                             its General Partner

                                          [By ]

                                          By:___________________________________

                                          Name:
                                          Title:

                                          [LIST EACH FIDELITY FUND]


                                          By:___________________________________
                                          Name:
                                          Title: